EXHIBIT 10

                       Retirement Bonus Plan for the Board
                          of Directors of Mid Penn Bank

                              RETIREMENT BONUS PLAN
                           FOR THE BOARD OF DIRECTORS
                                OF MID PENN BANK



                             DECLARATION OF PURPOSE

         Mid Penn Bank, a Pennsylvania banking company existing under the laws of the Commonwealth, with its primary office at 349 Union Street, Millersburg, Pennsylvania, desires to provide an annual retirement bonus to qualified retired members of its Board of Directors. The purpose of this bonus is not intended as a comprehensive plan of retirement benefits, but rather as a gratuitous payment for meritorious years of service. This Plan does not, by its terms, confer any express rights or obligations on either part, nor does it alter any rights that may be in, or come into existence, by virtue of any retirement plan that may be authorized by the Board.

                                   ELIGIBILITY

         This plan applies to all persons presently designated and subsequently named as a member or Chairman of the Board of Directors of Mid Penn Bank, who have voluntarily retired from service on the Board, or have attained the mandatory retirement age. In the event that a Board Member is involuntarily terminated of his or her position as a member of the Board, the provisions of this plan shall not apply.

                                   BONUS TERMS

         Mid Penn Bank, acting by and through its duly appointed Board of Directors, hereby declares that it does provide eligible Directors with a gratuitous retirement bonus to be computed on an annual basis. Said bonus under this plan will be paid quarterly at the end of each calendar quarter. This bonus will begin at the end of the first full calendar quarter immediately following retirement and will continue such time as mandated under this plan.

                         COMPUTATION OF RETIREMENT BONUS

     The Director's bonus to be paid under this plan will be determined by multiplying the base retirement bonus for the member's position by the number of full years the eligible member served in that position. No credit shall be given for any portion of any year of service in that position. No credit shall be given for any portion of any year of service in that position. The first full year shall be the anniversary date from becoming a member of the Board or assuming the office of Chairman of the Board. The base retirement bonus figures shall be as follows:

                  1.  Chairman of the Board          $400.00
                  2.  All other Board Members        $200.00

                             INFLATIONARY ADJUSTMENT

         At the conclusion of the year 1996, and every year thereafter, the retirement bonus payable under this Agreement shall be the greater of the base retirement bonus amount times the number of full years of service, and the base retirement bonus amount times the number of full years of service adjusted for inflation according to the method outlined below.

         The adjusted minimum retirement bonus payment shall be determined by applying fluctuations in the Consumer Price Index-City Average Percentage Change for the months of December through December for the Philadelphia-Wilmington-Trenton, PA-DE-NJ-MD area.

         The method of calculation of the adjusted retirement bonus shall be as follows:

         The adjusted bonus shall equal the base retirement bonus for the particular position times the number of full years served in that position plus an amount equal to the percentage of change in the city average Consumer Price Index for the preceding year, as measured from December of one year through December of the following year, rounded to the next highest whole dollar amount.

                             TERMINATION OF PAYMENTS

         Payments made under this plan are gratuitous payments for the sole benefit of the retired Board Member. No portion of this Agreement may be assigned or devised in any way. Bonus payments to individual members shall terminate upon the death of the eligible Board Member. No payment shall be made for any portion of the quarter in which the benefits are terminated.

                                 EFFECTIVE DATE

         This plan shall become effective immediately upon adoption of its terms by the Board of Directors of Mid Penn Bank.

                                        2